                                                                     Exhibit 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                   SERIES D PREFERRED STOCK PURCHASE WARRANT


Warrant No. PD-__          Number of Shares _________


                      GREENWICH TECHNOLOGY PARTNERS, INC.
                                                        -


                          Void after February 1, 2004



     1.  Issuance.  This Warrant is issued to ____________________, by Greenwich
         --------
Technology Partners, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

     2.  Purchase Price; Number of Shares.  Subject to the terms and conditions
         --------------------------------
hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the Vesting Date set forth in Section 21 hereof, shall be entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company at 43 Gate House Road, Stamford, CT 06902, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $1.17, __________ fully paid and nonassessable shares of Series D Preferred Stock, $.01 par value per share, of the Company (the "Series D Preferred Stock") or such lesser amount as determined pursuant to Section 21 hereof. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. THIS WARRANT SHALL ONLY BECOME EXERCISABLE WHEN THE VESTING DATE OCCURS AND TO THE EXTENT PROVIDED IN SECTION 21 HEREOF.

     3.  Payment of Purchase Price.  The Purchase Price may be paid (i) in cash
         -------------------------
or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

     4.  Net Issue Election.  The Holder may elect to receive, without the
         ------------------
payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Series D Preferred Stock as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                       A

where

          X =  the number of shares to be issued to the Holder pursuant to this
          Section 4.

          Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

          A = the Fair Market Value (as defined below) of one share of Series D Preferred Stock.

          B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

"Fair Market Value" of one share of Series D Preferred Stock shall mean:

          (a) if the Warrant is being exercised in connection with or subsequent to a transaction specified in Section 10 hereof, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Board of Directors of the Company) to be received pursuant to such transaction by the holder of one share of Series D Preferred Stock;

          (b) if the Warrant is being exercised in connection with the IPO (as defined in Section 21(A)(i), the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such IPO;

          (c) if the Warrant is being exercised after the occurrence of the IPO:

               (i) if the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, the average of the closing or last sale price reported for the five (5) business days immediately preceding the date that the Net Issue Election Notice is delivered to the Company;

               (ii) if the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, but is traded in the over-the-counter market, the mean of the closing bid and asked prices reported for the five (5) business days immediately preceding the date that the Net Issue Election Notice is delivered to the Company; and

          (d) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Series D Preferred Stock.

     5.  Partial Exercise.  This Warrant may be exercised in part, and the
         ----------------
Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     6.  Issuance Date.  The person or persons in whose name or names any
         -------------
certificate representing shares of Series D Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     7.  Expiration Date; Automatic Exercise.    Subject to earlier expiration
         -----------------------------------
pursuant to Section 21 hereof, this Warrant shall expire at the close of business on February 1, 2004, and shall be void thereafter.

     8.  Reserved Shares; Valid Issuance.  The Company covenants that it will at
         -------------------------------
all times from and after the date hereof reserve and keep available such number of its authorized shares of Series D Preferred Stock and Common Stock, $.01 par value per share (the "Common Stock"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock all shares of Series D Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9.  Stock Dividends.  If after the Original Issue Date (as defined in
         ---------------
Section 14 hereof) the Company shall subdivide the Series D Preferred Stock, by split-up or otherwise, or combine the Series D Preferred Stock, or issue additional shares of Series D Preferred Stock in payment of a stock dividend on the Series D Preferred Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     10.  Mergers and Reclassifications.  If after the Original Issue Date there
          -----------------------------
shall be any reclassification, capital reorganization, automatic conversion pursuant to Section 5(m) of Article 4 of the Company's Second Amended and Restated Certificate of Incorporation, or other change of the Series D Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Series D Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, capital reorganization, automatic conversion, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, automatic conversion, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Series D Preferred Stock which might have been purchased by the Holder immediately prior to such reclassification, capital reorganization, automatic conversion, change, consolidation, merger, sale or conveyance (or, if there are no holders of Series D Preferred Stock at such time, by a holder of the number of shares of Common Stock which might have been acquired by the Holder immediately prior to such reclassification, capital reorganization, automatic conversion, change, consolidation, merger, sale or conveyance upon the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Series D Preferred Stock receivable upon such exercise), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     11.  Fractional Shares. In no event shall any fractional share of Series D
          -----------------
Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this
Section 11, be entitled to receive a fractional share of Series D Preferred Stock, then the Company shall issue the next higher number of full shares of Series D Preferred Stock, issuing a full share with respect to such fractional share.


     12.  Certificate of Adjustment.  Whenever the Purchase Price is adjusted,
          -------------------------
as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     13.  Notices of Record Date, Etc.  In the event of:
          ---------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

     14.  Other Warrants.  This Warrant is one of a series of warrants
          --------------
(collectively, the "Warrants") originally issued by the Company on February 1, 1999 (the "Original Issue Date") pursuant to an Investment Agreement, dated February 1, 1999, by and among the Company and the other parties thereto (the "Investment Agreement").

     15.  Amendment.  The terms of this Warrant may be amended, modified or
          ---------
waived only with the written consent of the Company and the holders of Warrants representing at least a majority of the number of shares of Series D Preferred Stock then issuable upon the exercise of the Warrants.

     16.  Warrant Register; Transfers, Etc.
          ---------------------------------

          A. The Company will maintain a register containing the names and addresses of the registered holder of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

          B.  This Warrant may not be transferred or assigned by the Holder.

          C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

          D. The holder hereof has no rights as a shareholder with respect to this Warrant until such time as the holder hereof has exercised this Warrant by delivery of the notice of exercise and has paid in full the Purchase Price for the number of shares of Series D Preferred Stock for which this Warrant is to be so exercised.

     17.  No Impairment.  The Company will not, by amendment of its Second
          -------------
Amended and Restated Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     18.  Governing Law.   The provisions and terms of this Warrant shall be
          -------------
governed by and construed in accordance with the internal laws of the State of Delaware.

     19.  Successors and Assigns.  This Warrant shall be binding upon the
          ----------------------
Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

     20.  Business Days.  If the last or appointed day for the taking of any
          -------------
action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Connecticut, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     21.  Vesting Date.
          ------------

          A. The term "Vesting Date" shall mean the date immediately preceding the effective date of the earliest to occur of: (i) a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company (the "IPO"); (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization and the holders of the Company's outstanding capital stock immediately preceding such event own less than fifty percent (50%) of the outstanding capital stock of the surviving corporation or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred; (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company; and (iv) January 1, 2001.

          B. (i) Subject to the vesting restrictions and partial termination events set forth in clause (ii) below, this Warrant shall vest and become fully exercisable as of the Vesting Date and remain exercisable up to and until expiration as provided in Section 7 hereof.

             (ii) If, as of the Vesting Date, VantagePoint Communications Partners, LP, and VantagePoint Venture Partners 1996, LP, or any transferee therefrom, receive, have received or are contractually obligated to receive, in the aggregate, cash or securities as consideration for the sale or exchange of their Series D Preferred Stock (or the shares of Common Stock issued to such shareholders upon conversion of their Series D Preferred Stock) purchased by VantagePoint Communications Partners, LP and VantagePoint Venture Partners 1996, LP pursuant to the Investment Agreement, with a value equal to at least $20,000,000 (with such value to be determined in accordance with the applicable agreement governing such sale or exchange) or, if as of the Vesting Date, if such Vesting Date occurs concurrently with the IPO, the price per share of Common Stock of the Company as sold to the public in the IPO is equal to at least $4.68 (as adjusted for combinations, stock dividends, subdivisions or split-ups) then: (a) if the Vesting Date occurs on or before June 30, 2000, the holder shall only be permitted to exercise this Warrant pursuant to its terms for fifty percent (50%) of the total number of shares of Series D Preferred Stock subject hereto on and after the Vesting Date and the remaining fifty percent (50%) of shares of Series D Preferred Stock subject hereto shall immediately terminate and be of no further force or effect and the Company shall have no obligation to issue shares of Series D Preferred Stock or any other capital stock of the Company at any time with respect to such remaining fifty percent (50%); and (b) if the Vesting Date occurs subsequent to June 30, 2000 and on or before December 31, 2000, the holder shall only be permitted to exercise this Warrant pursuant to its terms for sixty percent (60%) of the total number of shares of Series D Preferred Stock subject hereto on or after the Vesting Date and the remaining forty percent (40%) of shares of Series D Preferred Stock subject hereto shall immediately terminate and be of no further force or effect and the Company shall have no obligation to issue shares of Series D Preferred Stock or any other capital stock of the Company at any time with respect to such remaining forty percent (40%).

     22.  Registration Rights.  The shares of Common Stock issuable upon
          -------------------
conversion of the shares of Series D Preferred Stock issuable upon exercise of this Warrant shall be entitled to registration rights pursuant to the Registration Rights Agreement dated February 1, 1999 by and among the Company and the other parties named therein.

Dated:  February 1, 1999                     GREENWICH TECHNOLOGY
                                             PARTNERS, INC.


                                             By:________________________________

Attest:                                      Title:_____________________________


___________________________

                                  SUBSCRIPTION


To:____________________                           Date:_________________________


          The undersigned hereby subscribes for __________ shares of Series D Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Name for Registration

                                        ________________________________________
                                        Mailing Address



                           NET ISSUE ELECTION NOTICE


To:____________________                           Date:_________________________


          The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Series D Preferred Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.



                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Name for Registration

                                        ________________________________________
                                        Mailing Address